SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Sixth Street, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Physicians Interactive Financing and Strategic Partnering Agreement

As previously disclosed, on October 5, 2010, we entered into a Strategic Partnering Agreement with Physicians Interactive Holdings, LLC, a Delaware limited liability company (“PIH”), to establish a strategic partnering relationship to facilitate the distribution by each party of the other’s products and services and the development of joint offerings for each other’s customers. On the same date, we issued a secured promissory note (the “Note”) in the principal amount of $1,000,000 to Physicians Interactive, Inc., a Delaware corporation (the “Investor”). The Investor also received a seven year warrant to purchase up to 1,000,000 shares of our common stock at an initial exercise price of $2.25 per share (the “Warrant”) and a contingent seven year warrant to purchase up to an aggregate of 1,000,000 shares of our common stock at an initial exercise price of $2.00 (the “Contingent Warrant”) based on royalties we may receive under a Strategic Partnering Agreement we entered into with PIH.

The Note, the Warrant and the Contingent Warrant were issued pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of October 5, 2010 with the Investor. Our wholly-owned subsidiary, OptimizeRx Corporation, a Michigan corporation (the “Guarantor”), entered into a separate Guaranty Agreement (the “Guaranty”) with Investor to guarantee the Note.

Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (“Vicis”) was instrumental in facilitating our $1,000,000 financing transaction with Investor by participating and by making certain concessions in our transaction documents with the Investor. As previously reported, we entered into two financing transactions with Vicis. The first was a Securities Purchase Agreement for the sale of Series A Convertible Preferred Stock dated as of September 8, 2008 and the second was a Securities Purchase Agreement dated as of June 4, 2010 for the sale of Series B Convertible Preferred Stock (the “Vicis Financings”). In connection with the Vicis Financings, we granted Vicis a security interest in our assets and further agreed to register certain shares brought about by the financings.

In order to induce the Investor to enter into an agreement with us, Vicis agreed to modify its security agreement and registration rights agreement. Specifically, we entered into a Second Amended and Restated Security Agreement with Vicis and the Investor, which granted the parties a security interest in substantially all of our assets. The Guarantor also entered into a Second Amended and Restated Guarantor Security Agreement with Vicis and the Investor, which granted the parties a security interest in substantially all of the Guarantor’s assets.

We further entered into an Amended and Restated Registration Rights Agreement with Vicis and the Investor to file a registration statement upon demand to cover the resale of the shares of our common stock issuable upon exercise of the Investor’s Warrants, the shares of our common stock issuable upon conversion of Vicis’ Series B Convertible Preferred Stock, and the shares of our common stock issuable as dividends on the Series B Convertible Preferred Stock.

We were also a party to a Securityholders’ Agreement where Vicis and the Investor contracted over matters including, the maturity date for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, preemptive rights for future financings, and voting rights for nominee directors. Finally, we were a party to an Intercreditor Agreement where Vicis and the Investor contracted over matters including, confirming the relative priority with respect to our collateral assets, providing for the orderly sharing of the proceeds of such assets, and agreeing upon the terms of the subordination of our obligations.

2

The Termination Agreement and Release

On September 16, 2011, we entered into a Termination Agreement and Release (the “Termination Agreement”) with Investor, PIH, Guarantor and Vicis. The purpose of the Termination Agreement was to (i) terminate the Strategic Partnering Agreement and the Purchase Agreement and accompanying transaction documents with respect to PIH and PI; and (ii) restore the terms of the security interest and registration rights that we had with Vicis under the Vicis Financings immediately prior to the closing of the transaction.

Under the Termination Agreement, we agreed to pay to PI $1,056,876 (the “Payoff Amount”) on or before September 30, 2011. Upon payment of this amount, all obligations under the Strategic Partnering Agreement and Purchase Agreement shall terminate, including but not limited to, all principal and interest owed under the Note, all obligations under the Contingent Warrant, all security interests, registration rights, guaranties, legal fees and other charges outstanding or payable under the Purchase Agreement and accompanying documents (other than the Warrant) and all obligations of PIH and our company under the Strategic Partnering Agreement, excluding (a) the Warrant, which shall remain outstanding and in full force and effect and (b) certain sections of the Strategic Partnering Agreement related to ownership of intellectual property and confidentiality. PIH and our company further agreed that there shall be a transition period with respect to the Strategic Partnering Agreement to allow for the completion of any pending deals. The parties to the Termination Agreement further acknowledged and agreed that the Intercreditor Agreement and the Securityholders’ Agreement shall be of no further force or effect.

In addition, our company and the Guarantor entered into agreements with Vicis intended to materially restore in full the relationship that existed between Vicis, our company and Guarantor that were in place under the Vicis Financings and were subsequently modified in connection with the Purchase Agreement and accompanying transaction documents. These agreements consist of the following: the Third Amended and Restated Security Agreement, the Third Amended and Restated Guarantor Security Agreement, and the Second Amended and Restated Registration Rights Agreement. These documents accompany a new Securities Purchase Agreement that we entered into with Vicis (see below).

New Financing With Vicis

As a result of the Termination Agreement, on September 16, 2011, we entered into a Securities Purchase Agreement with Vicis, and the Guarantor entered into an Amended and Restated Guarantor Agreement with Vicis for sale of up to 50 shares of our Series B Preferred Stock and warrants to purchase up to 3,333,334 shares of our common stock with an exercise price of $3.00 per share (the “Vicis Warrants”).

3

The first closing of the financing, which will occur within 5 days of the date of execution of the Termination Agreement, will be for the sale of 15 shares of Series B Preferred Stock and a warrant to purchase 1,000,000 shares of our common stock at the above exercise price for $1,500,000. This money will be used for the Payoff Amount under the Termination Agreement and the balance to provide for working capital to our company.

Thereafter, a subsequent closing may occur at our option commencing on December 1, 2011 for the sale of an additional 15 shares of Series B Preferred Stock and a warrant to purchase an additional 1,000,000 shares of our common stock for $1,500,000. A final subsequent closing may occur at our option commencing on May 1, 2012 for the sale of an additional 20 shares of Series B Preferred Stock and a warrant to purchase an additional 1,333,334 shares of our common stock for $2,000,000.

Each share of Series B Preferred Stock is convertible at the option of the holder into that number of shares of our common stock equal to the Stated Value ($100,000) divided by a per share price of the common stock of $1.50 per share (the “Conversion Price”). A holder may effect a conversion at any time after the earlier of (a) the time that the Securities and Exchange Commission declares effective a registration statement registering the shares of common stock to be sold by the holder that underlie the shares of Series B Preferred Stock held by such holder (the “Conversion Shares’) and (b) the time such Conversion Shares are eligible for resale by the holder pursuant to Rule 144 of the Securities Act of 1933, as amended, (the “Conversion Eligibility Date”).

If after the Conversion Eligibility Date the market price for the common stock for any ten consecutive trading days exceeds $2.00 (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the common stock that may occur) and the average daily trading volume for the common stock during such ten day period exceeds 100,000 shares (such period, the “Threshold Period”), the Company may, at any time after the fifth trading day after the end of any such period, deliver a notice to the holder (a “Forced Conversion Notice” and the date such notice is received by the holder, the “Forced Conversion Notice Date”) to cause the holder to immediately convert all and not less than all of the Stated Value of the shares held by such Holder plus accumulated and unpaid dividends at the then current Conversion Price (a “Forced Conversion”). We may only effect a Forced Conversion Notice if all of the conditions specified in the purchase agreement are met through the applicable Threshold Period until the date of the applicable Forced Conversion and through and including the date such shares of common stock are issued to the holder.

The Vicis Warrants are exercisable for a period of seven years at an exercise price of $3.00 per share. The Vicis Warrants are also exercisable on a cashless basis. In addition, the Vicis Warrants are subject to anti-dilution adjustments and protections in the event of stock splits and stock dividends, subsequent equity sales entitling persons to acquire shares of common stock at an effective price per share that is lower than the then exercise price of the warrants and subsequent rights offerings, in the event we issue rights, options or warrant to all holders of common stock and not to the warrant holders, pro rata distributions of assets or indebtedness and fundamental transactions, such as a merger, consolidation or recapitalization. The anti-dilution adjustment shall apply the lowest sale price as being the adjusted option price or conversion ratio for existing shareholders.

4

The description of the transactions contained herein are qualified in their entirety by reference to the Termination Agreement, the Securities Purchase Agreement, the Amended and Restated Guarantee Agreement, the Second Amended and Restated Registration Rights Agreement, the Third Amended and Restated Security Agreement, and the Third Amended and Restated Guarantor Security Agreement filed as Exhibits 10.1 - 10.6, respectively, and incorporated herein by reference.

In anticipation of the issuance of Series B Preferred Stock to Vicis, we filed an Amendment to the Certificate of Designation with the Nevada Secretary of State to modify the maturity date on the Designation from June 30, 2011 to June 30, 2012. The Amendment is filed as Exhibit 3.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated into this Item 1.02 by reference.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

Shares of Series B Preferred Stock and the warrants were offered and sold to Vicis in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Vicis is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Termination Agreement and Release, dated September 16, 2011
10.2	Securities Purchase Agreement, dated September 16, 2011
10.3	Amended and Restated Guarantee Agreement, dated September 16, 2011
10.4	Second Amended and Restated Registration Rights Agreement, dated September 16, 2011
10.5	Third Amended and Restated Security Agreement, dated September 16, 2011
10.6	Third Amended and Restated Guarantor Security Agreement, dated September 16, 2011

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ David Lester

David Lester
Chief Executive Officer

Date: September 20, 2011